UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 380-1923

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 1, 2022, Jason Frankovich submitted to the Board of Directors (the “Board”) of the Company, a notice of resignation from his position as a director of the Company, with such resignation to be effective immediately. The Board accepted the resignation of Mr. Frankovich on March 31, 2022. The resignation of Mr. Frankovich did not result from any disagreement with the Board.

Appointment of Patrick Morris as a Director

On April 1, 2022, the Board has appointed Patrick R. Morris, Esq. as a member of the Board to fill one of the vacancies thereon.

Mr. Morris, age 49, has served as President of Morris Legal Corp since 2020. Prior to that time, Mr. Morris served as Managing Member of The Law Offices of Patrick Ryan Morris Esq. LLP from 2018 to 2020 and as President of All American Oil and Gas Inc. from 2014 to 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovation1 Biotech Inc.

Date: April 7, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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